Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-263674, 333-263674-01 and 333-263674-02

PROSPECTUS

Offers to Exchange

Up to $4,999,854,000 aggregate principal amount of new 2.887% Notes due 2051 registered under the Securities Act of 1933,

for any and all outstanding unregistered 2.887% Notes due 2051,

Up to $5,999,998,000 aggregate principal amount of new 2.937% Notes due 2056 registered under the Securities Act of 1933,

for any and all outstanding unregistered 2.937% Notes due 2056, and

Up to $4,000,000,000 aggregate principal amount of new 2.987% Notes due 2063 registered under the Securities Act of 1933,

for any and all outstanding unregistered 2.987% Notes due 2063

Comcast Corporation (“Comcast”) is offering to exchange: (i) new registered 2.887% Notes due 2051 (the “2051 Exchange Notes”) for its outstanding unregistered 2.887% Notes due 2051 (the “2051 Original Notes”); (ii) new registered 2.937% Notes due 2056 (the “2056 Exchange Notes”) for its outstanding unregistered 2.937% Notes due 2056 (the “2056 Original Notes”), and (iii) new registered 2.987% Notes due 2063 (the “2063 Exchange Notes” and, together with the 2051 Exchange Notes and the 2056 Exchange Notes, the “Exchange Notes”) for its outstanding unregistered 2.987% Notes due 2063 (the “2063 Original Notes” and, together with the 2051 Original Notes and the 2056 Original Notes, the “Original Notes”). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes.” The terms of each series of the Exchange Notes are substantially identical to the terms of the applicable series of Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights and related special interest provisions applicable to the Original Notes do not apply to the Exchange Notes. The Original Notes are, and the Exchange Notes will be, unsecured and will rank equally with all of our and our guarantors’ unsecured and unsubordinated indebtedness. The Original Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed by NBCUniversal Media, LLC (“NBCUniversal”) and Comcast Cable Communications, LLC (“Comcast Cable Communications”).

The Original Notes may only be tendered in an amount equal to $2,000 in principal amount and in multiples of $1,000 thereafter. Interest on the Exchange Notes will accrue from the most recent date to which interest on the Original Notes has been paid (May 1, 2022), and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2022. We will deem the right to receive any interest accrued but unpaid on the Original Notes waived by you if we accept your Original Notes for exchange. Accordingly, holders whose tenders are accepted for exchange will not receive any payment in respect of accrued interest on such Original Notes, unless the record date for any such interest payment occurs before the completion of the Exchange Offers. We refer to these offers as the “Exchange Offers.” For a more detailed description of the Exchange Notes, see “Description of Exchange Notes and the Guarantees.”

We are not asking you for a proxy and you are requested not to send us a proxy. You do not have dissenters’ rights of appraisal in connection with the Exchange Offers. See “The Exchange Offers—Absence of Dissenters’ Rights of Appraisal.”

No public market currently exists for the Original Notes and we cannot assure you that any public market for the Exchange Notes will develop. The Exchange Notes will not be listed on any national securities exchange.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers will be deemed to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

We have agreed that, for a period of 90 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” below.

Holders may withdraw their tendered Original Notes at any time at or prior to the Expiration Date (as defined below) of the Exchange Offers. The Exchange Offers will expire at 11:59 p.m., New York City time, on June 6, 2022, unless extended or earlier terminated by us (such date, as the same may be extended or earlier terminated with respect to any series of Exchange Notes, the “Expiration Date”). The Exchange Offers are subject to customary conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers.” No Exchange Offer is conditioned upon the other Exchange Offers, and we may terminate or extend any Exchange Offer without terminating or extending the other Exchange Offers.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 22 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference herein, and on page 12 of this prospectus, to read about factors you should consider before investing in the Exchange Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 25, 2022.

i

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or any representation concerning us or the Exchange Offers (other than as contained in this prospectus) and we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

In making an investment decision, prospective investors must rely on their own examination of us, and the terms of the Exchange Offers, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Exchange Offers and to invest in the Exchange Notes under applicable legal investment or similar laws or regulations.

No letter of transmittal will be used in connection with the Exchange Offers, and there are no guaranteed delivery provisions provided for in conjunction with the Exchange Offers under the terms of this prospectus. Tendering holders must tender their Original Notes in accordance with the procedures set forth under “The Exchange Offers—Procedures for Tendering Original Notes.”

This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements.” These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this prospectus. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents’ material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which can be accessed at http://www.sec.gov.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement, in any free writing prospectus prepared by or on behalf of us or to which we have referred you and in material we file with the SEC and incorporate by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus and our filings with the SEC is accurate as of any date other than their respective dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have chosen to “incorporate by reference” the information we file with the SEC, and this prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC in the future will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus and until we complete the Exchange Offer (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.	Comcast’s Annual Report on Form 10-K for the year ended December 31, 2021; and

2.

The sections of Comcast’s Definitive Proxy Statement on Schedule 14A for the 2022 annual meeting of shareholders incorporated by reference in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on April 22, 2022.

Any statement contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents if you write or telephone us at: One Comcast Center, Philadelphia, Pennsylvania 19103-2838, (215) 286-1700.

To receive timely delivery of the documents prior to the Expiration Date, you should make your request no later than five business days before the date you must make your investment decision, or May 27, 2022.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Exchange Offers. You should carefully read this entire prospectus, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The Companies

Comcast Corporation

We are a global media and technology company with three primary businesses: Comcast Cable, NBCUniversal and Sky.

We present our operations in five reportable business segments: (1) Comcast Cable in one reportable business segment, referred to as Cable Communications; (2) NBCUniversal in three reportable business segments: Media, Studios and Theme Parks (collectively, the “NBCUniversal segments”); and (3) Sky in one reportable business segment.

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Cable Communications: Consists of the operations of Comcast Cable, which is a leading provider of broadband, video, voice, wireless, and other services to residential customers in the United States under the Xfinity brand; we also provide these and other services to business customers and sell advertising.

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Media: Consists primarily of NBCUniversal’s television and streaming platforms, including national, regional and international cable networks; the NBC and Telemundo broadcast networks, NBC and Telemundo owned local broadcast television stations; and Peacock.

•	Studios: Consists primarily of NBCUniversal’s film and television studio production and distribution operations.

•	Theme Parks: Consists primarily of our Universal theme parks in Orlando, Florida; Hollywood, California; Osaka, Japan; and Beijing, China.

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Sky: Consists of the operations of Sky, one of Europe’s leading entertainment companies, which primarily includes a direct-to-consumer business, providing video, broadband, voice and wireless phone services, and a content business, operating entertainment networks, the Sky News broadcast network and Sky Sports networks.

Our other business interests consist primarily of the operations of Comcast Spectacor, which owns the Philadelphia Flyers and the Wells Fargo Center arena in Philadelphia, Pennsylvania, and other business initiatives.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see “Where You Can Find More Information” in this prospectus.

Comcast’s principal executive offices are located at One Comcast Center, Philadelphia, Pennsylvania 19103-2838. Comcast’s telephone number is (215) 286-1700. The address of our website is www.comcastcorporation.com. The information on, or accessible through, our website is not part of this prospectus.

The Guarantors

Our obligations, including the payment of principal, premium, if any, and interest on the Exchange Notes will be fully and unconditionally guaranteed by each of Comcast Cable Communications and NBCUniversal. In this prospectus, we refer to these guarantors as the guarantors and to these guarantees as the guarantees.

The guarantees will not contain any restrictions on the ability of any guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that guarantor’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that guarantor.

Comcast Cable Communications’ principal place of business is One Comcast Center, Philadelphia, Pennsylvania 19103-2838. NBCUniversal’s principal executive offices are located at 30 Rockefeller Plaza, New York, New York 10112-0015.

The Exchange Offers

Offeror	Comcast Corporation

The Exchange Offers

We are offering to exchange our 2051 Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered 2051 Original Notes, our 2056 Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered 2056 Original Notes, and our 2063 Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered 2063 Original Notes. Original Notes may only be tendered in an amount equal to $2,000 in principal amount and in integral multiples of $1,000 thereafter. See “The Exchange Offers” for more information on the terms of the Exchange Offers.

Resale of Exchange Notes

We have not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offers and, to the best of our information and belief, each person that will participate in the Exchange Offers will acquire the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be received in the Exchange Offer. Based upon the position of the staff of the SEC as described in previous no-action letters and subject to the immediately following sentence, we believe that Exchange Notes issued pursuant to the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will be deemed to acknowledge in writing at the time of the consummation of the Exchange Offers that:

•	you are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

However, any purchaser of Exchange Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Purpose of the Exchange Offers	The purpose of the Exchange Offers is to satisfy our obligations under a registration rights agreement, dated as of August 19, 2021 (the “Registration Rights Agreement”).

Consequences If You Do Not Exchange Your Original Notes

Original Notes that are not tendered in the Exchange Offers or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the Original Notes are registered under the Securities Act.

To the extent that Original Notes are tendered and accepted in the Exchange Offers, the trading market for any remaining Original Notes may (and likely will) be adversely affected. See “Risk Factors—Risks Relating to Participation in the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

After the Exchange Offers are complete, you will not have any further rights under the Registration Rights Agreement, including any right to require us to register any outstanding Original Notes that you do not exchange (except under limited circumstances) or to pay you the additional interest we agreed to pay to holders of Original Notes if we failed to timely commence and complete the Exchange Offers.

Accrued and Unpaid Interest

The Exchange Notes will bear interest from the most recent date on which interest on the Original Notes has been paid (May 1, 2022). If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on the Original Notes. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Expiration Date

The Expiration Date of the Exchange Offers will be 11:59 p.m., New York City time, on June 6, 2022, unless extended or earlier terminated by us. The term “Expiration Date” means such date and time or, if we extend any Exchange Offer, the latest date and time to which we extend such Exchange Offer.

Settlement Date	The settlement of the Exchange Offers will occur promptly after the Expiration Date.

Conditions to the Exchange Offers	Each of the Exchange Offers is subject to customary conditions described in “The Exchange Offers—Conditions to the Exchange Offers,” including, among other things, the condition that no stop order has been issued for the registration statement of which this prospectus forms a part, or any proceedings for that purpose, and that there shall not have occurred or be reasonably likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs. None of the Exchange Offers is conditioned upon the other Exchange Offers, and we may terminate any Exchange Offer without terminating the other Exchange Offers.

The Exchange Offers are not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.

Extension; Waivers and Amendments

Subject to applicable law, we reserve the right to (1) extend any Exchange Offer; (2) waive any and all conditions to or amend any Exchange Offer in any respect (except as to the condition that the registration statement of which this prospectus forms a part not being subject to a stop order or any proceedings for that purpose, which condition we cannot waive); or (3) terminate any Exchange Offer. None of the Exchange Offers is conditioned upon the other Exchange Offers, and we may terminate or extend any Exchange Offer without terminating or extending the other Exchange Offers. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled Expiration Date. See “The Exchange Offers—Expiration Date; Extension; Termination; Amendment.”

Terms of Exchange Notes	The terms of the Exchange Notes are described in this prospectus under “Description of Exchange Notes.”

Procedures for Tendering the Original Notes

You may tender your Original Notes by transferring them through The Depository Trust Company’s (the “DTC”) Automated Tender Offer Program (“ATOP”) as described under “The Exchange Offers—Procedures for Tendering Original Notes.”

For further information, call the Exchange Agent at the telephone numbers set forth under “The Exchange Agent” or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

If you are a beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your Original Notes in order to participate in the Exchange Offers, you should contact your intermediary entity promptly and instruct it to tender the Original Notes on your behalf. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf at or prior to the Expiration Date in accordance with the terms of the Exchange Offers. See “The Exchange Offers—Procedures for Tendering Original Notes.”

If you are a beneficial owner of Original Notes through Euroclear or Clearstream Luxembourg (each as defined herein) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream Luxembourg, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream Luxembourg. You are encouraged to contact Euroclear or Clearstream Luxembourg directly to ascertain their procedures for tendering Original Notes.

Withdrawal Rights; Non-Acceptance

You may withdraw your tender of Original Notes at any time prior to the Expiration Date. In the event that tendered Original Notes are not withdrawn and not accepted by us for exchange, such Original Notes will be promptly returned to such holders or credited to such holders’ DTC account in the same manner as tendered to us, unless a holder has indicated other delivery instructions in the related computer-generated message. See “The Exchange Offers—Withdrawal of Tenders” and “The Exchange Offers—Terms of the Exchange Offers.”

Absence of Dissenters’ Rights of Appraisal	You do not have dissenters’ rights of appraisal with respect to the Exchange Offers. See “The Exchange Offers—Absence of Dissenters’ Rights of Appraisal.”

Certain U.S. Federal Income Tax Considerations	The exchange of notes pursuant to the Exchange Offers generally should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles. See “The Exchange Offers—Accounting Treatment.”

Exchange Agent	The Bank of New York Mellon is the Exchange Agent for the Exchange Offers. See “The Exchange Agent” herein.

Further Information	See “The Exchange Offers” for more information concerning the Exchange Offers.

The Exchange Notes

The following summary contains basic information about the Exchange Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Exchange Notes, see “Description of Exchange Notes.”

Issuer	Comcast Corporation

Exchange Notes	The terms of each series of the Original Notes and the applicable series of Exchange Notes are identical, except the Exchange Notes offered in the Exchange Offers:

•	will have been registered under the Securities Act;

•	will not have transfer restrictions and registration rights that relate to the Original Notes; and

•	will not have rights relating to the payment of additional interest to holders of Original Notes if we fail to timely commence and complete the Exchange Offers.

Notes Offered	2.887% Global Notes due 2051 (the “2051 Exchange Notes”),

2.937% Global Notes due 2056 (the “2056 Exchange Notes”), and
2.987% Global Notes due 2063 (the “2063 Exchange Notes”).

Maturity	November 1, 2051 for the 2051 Exchange Notes.
November 1, 2056 for the 2056 Exchange Notes.
November 1, 2063 for the 2063 Exchange Notes.

Interest

Interest on the 2051 Exchange Notes will accrue at the rate of 2.887% per year, payable semiannually in cash in arrears on May 1 and November 1, beginning November 1, 2022. Interest on the 2056 Exchange Notes will accrue at the rate of 2.937% per year, payable semiannually in cash in arrears on May 1 and November 1, beginning November 1, 2022. Interest on the 2063 Exchange Notes will accrue at the rate of 2.987% per year, payable semiannually in cash in arrears on May 1 and November 1, beginning November 1, 2022.

Interest on the Exchange Notes will accrue from May 1, 2022.

Ranking	The Exchange Notes will be unsecured and will rank equally with all of our and the guarantors’ unsecured and unsubordinated indebtedness.

Guarantors	Comcast Cable Communications and NBCUniversal.

Guarantees

The guarantors will fully and unconditionally guarantee the Exchange Notes, including the payment of principal, premium, if any, and interest. The guarantees will rank equally with all other general unsecured and unsubordinated obligations of the guarantors.

Optional Redemption

We may, at our option, redeem any series of Exchange Notes, in whole or in part, at any time at the applicable Redemption Price determined as set forth under the heading “Description of the Notes—Optional Redemption of the Exchange Notes.”

Book-Entry

The Exchange Notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, DTC and registered in the name of DTC or its nominees. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee or indirectly through organizations that have accounts with DTC, including Euroclear and Clearstream, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of the Notes—Book-Entry System” in this prospectus supplement.

RISK FACTORS

Any investment in the Exchange Notes involves a high degree of risk, including but not limited to the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Item 1A—Risk Factors” beginning on page 22 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the Exchange Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Relating to the Exchange Offers

Our board of directors has not made a recommendation as to whether you should tender your Original Notes in exchange for Exchange Notes in the Exchange Offers, and we have not obtained a third-party determination that the Exchange Offers are fair to holders of our Original Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of Original Notes should tender their Original Notes in exchange for Exchange Notes pursuant to the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Original Notes for purposes of negotiating the terms of these Exchange Offers, or preparing a report or making any recommendation concerning the fairness of these Exchange Offers. Therefore, if you tender your Original Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Original Notes must make their own independent decisions regarding their participation in the Exchange Offers.

The Exchange Offers may be cancelled or delayed.

The consummation of the Exchange Offers is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers.” We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes, during which time those holders of the Original Notes will not be able to effect transfers of their Original Notes tendered for exchange.

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or that we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Conditions to the Exchange Offers” and “The Exchange Offers—Procedures for Tendering Original Notes.” These procedures and conditions include timely receipt by the Exchange Agent of confirmation of book-entry transfer of such Original Notes and of an agent’s message from DTC. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Additionally, we are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange.

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange

Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the applicable series of Original Notes outstanding. Following the Exchange Offers, if you do not tender your Original Notes, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

The Exchange Notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any national securities exchange. Accordingly, there can be no assurances that an active trading market will develop upon completion of the Exchange Offers or, if it develops, that such market will be sustained, or as to the liquidity of any market. If an active trading market does not develop or is not sustained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

We may repurchase any Original Notes that are not accepted for purchase and exchange in the Exchange Offers in future transactions on terms that are more favorable to the holders of the Original Notes than the terms of the Exchange Offers.

We may, from time to time after completion of the Exchange Offers, purchase additional Original Notes in the open market, in privately negotiated transactions, through tender offers, exchange offers or otherwise. Any future purchases or exchanges may be on the same terms or on terms that are more or less favorable to holders of Original Notes than the terms of the Exchange Offers. Any future purchases or exchanges by us will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we may choose to pursue in the future.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your Original Notes in the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

USE OF PROCEEDS

The Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

We are offering to exchange our (i) 2.887% Notes due 2051, which have been registered under the Securities Act and which we refer to as the “2051 Exchange Notes,” for our outstanding 2.887% Notes due 2051, which have not been so registered and which we refer to as the “2051 Original Notes,” (ii) 2.937% Notes due 2056, which have been registered under the Securities Act and which we refer to as the “2056 Exchange Notes,” for our outstanding 2.937% Notes due 2056, which have not been so registered and which we refer to as the “2056 Original Notes” and (iii) 2.987% Notes due 2063, which have been registered under the Securities Act and which we refer to as the “2063 Exchange Notes,” for our outstanding 2.987% Notes due 2063, which have not been so registered and which we refer to as the “2063 Original Notes.” We refer to these exchange offers as the “Exchange Offers.”

On August 2, 2021, Comcast and NBCUniversal consummated prior private offers (i) (A) by Comcast to exchange its 6.400% Notes due 2038, 6.950% Notes due 2037, 6.450% Notes due 2037, 6.400% Notes due March 2040, 6.550% Notes due 2039, 4.600% Notes due 2038, 6.500% Notes due 2035, 5.650% Notes due 2035 and 7.050% Notes due 2033 and (B) by NBCUniversal to exchange NBCUniversal’s 6.400% Notes due April 2040 for up to $3,000,000,000 in aggregate principal amount of 2051 Original Notes, (ii) (A) by Comcast to exchange its 4.700% Notes due 2048, 4.750% Notes due 2044, 4.650% Notes due 2042 and 4.500% Notes due 2043 and (B) by NBCUniversal to exchange NBCUniversal’s 5.950% Notes due 2041 and 4.450% Notes due 2043 for up to $3,000,000,000 in aggregate principal amount of 2056 Original Notes and (iii) by Comcast to exchange its 4.600% Notes due 2045, 4.950% Notes due 2058 and 4.049% Notes due 2052 for up to $3,000,000,000 in aggregate principal amount of 2063 Original Notes.

In connection with the previous exchange offers, Comcast and the guarantors entered into the Registration Rights Agreement, with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as joint-lead dealer managers and as representatives of the several dealer managers for the previous exchange offers, whom we refer to collectively as the “Dealer Managers.” Under the Registration Rights Agreement, we agreed to file and to use our reasonable efforts to have declared effective the exchange offer registration statement under the Securities Act and to consummate the Exchange Offers.

We are making the Exchange Offers in reliance on the position of the SEC as set forth in Exxon Capital Holdings Corporation and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who is not our “affiliate” within the meaning of Rule 405 of the Securities Act and who exchanges Original Notes for Exchange Notes in the Exchange Offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the Exchange Offers to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution.” You may not participate in the Exchange Offers if you are a broker-dealer tendering Original Notes that you acquired directly from us for your own account.

Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offers or the acceptance of them would not be in compliance with the securities or blue sky laws of such jurisdiction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, shall be deemed to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” below.

Resale of Exchange Notes

We have not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offers and, to the best of our information and belief, each person that will participate in the Exchange Offers will acquire the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be received in the Exchange Offer.

Based upon the position of the staff of the SEC as described in previous no-action letters and subject to the immediately following sentence, we believe that Exchange Notes issued pursuant to the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will be deemed to acknowledge in writing at the time of the consummation of the Exchange Offers that:

•	you are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

However, any purchaser of Exchange Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

With regard to broker-dealers, any broker-dealer who holds any Original Notes acquired for its own account as a result of market-making activities or other trading activities may participate in the Exchange Offers so long as the broker-dealer has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the Exchange Notes.

Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

Terms of the Exchange Offers

Based on the terms and subject to the conditions of the Exchange Offers, we will accept any and all Original Notes validly tendered prior to 11:59 p.m., New York City time, on the Expiration Date for the Exchange Offers. Subject to the minimum denomination requirements of the Exchange Notes, we will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes validly tendered pursuant to the Exchange Offers on or before the Expiration Date and not validly withdrawn. Holders may tender some or all of the Original Notes pursuant to the Exchange Offers. However, Original Notes may be tendered only in minimum denominations of $2,000 and multiples of $1,000 thereafter. Promptly after the Expiration Date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $4,999,854,000 of 2051 Exchange Notes for a like principal amount of outstanding 2051 Original Notes tendered and accepted in connection with the Exchange Offers, up to $5,999,998,000 of 2056 Exchange Notes for a like principal amount of outstanding 2056 Original Notes tendered and accepted in connection with the Exchange Offers and up to $4,000,000,000 of 2063 Exchange Notes for a like principal amount of outstanding 2063 Original Notes tendered and accepted in connection with the Exchange Offers. The Exchange Notes issued in connection with the Exchange Offers will be delivered promptly after the Expiration Date.

The terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that:

•	the offer and sale of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer of the Exchange Notes; and

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holders of the Exchange Notes will not be entitled to any rights under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offers, or to the additional interest provisions of the Registration Rights Agreement.

The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $14,999,852,000 in aggregate principal amount of the Original Notes is outstanding.

In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Description of Exchange Notes—Book-Entry System,” Exchange Notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of Exchange Notes—Book-Entry System.”

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of our Indenture (as defined below), but certain registration and other rights under the Registration Rights Agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the Registration Rights Agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers.”

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the Expiration Date for the Exchange Offers.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or transfer taxes on exchange of Original Notes in connection with the Exchange Offers, except as described under “—Fees and Expenses” and “—Transfer Taxes.”

Expiration Date; Extension; Termination; Amendment

The Expiration Date for the Exchange Offers is 11:59 p.m., New York City time, on June 6, 2022, unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offers are extended with respect to either or both series of Exchange Notes.

Subject to applicable law, we reserve the right, in our sole discretion:

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to delay accepting any Original Notes, to extend any Exchange Offer or to terminate any Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of any Exchange Offer in any manner.

If we amend any Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend such Exchange Offer for a period of five to ten business days. No Exchange Offer is conditioned upon the other Exchange Offers, and we may terminate any Exchange Offer without terminating the other Exchange Offers.

If we determine to extend, amend or terminate any Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any Original Notes or terminate any Exchange Offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to the Exchange Offers as required by Rule 14e-1(c).

Interest on the Exchange Notes

The 2051 Exchange Notes will bear interest at the rate of 2.887% per annum, the 2056 Exchange Notes will bear interest at the rate of 2.937% per annum and the 2063 Exchange Notes will bear interest at the rate of 2.987% per annum, each from the most recent date on which interest on the Original Notes has been paid (May 1, 2022). Interest will be payable semiannually in arrears on May 1 and November 1 of each year, commencing on November 1, 2022.

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, or any extension of the Exchange Offers, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and we may terminate any Exchange Offer or, at our option, modify, extend or otherwise amend any Exchange Offer, if any of the following conditions are not satisfied at or prior to the Expiration Date:

(1)

In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or any of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers by or before any court or governmental regulatory or administrative agency, authority, or tribunal, which either:

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challenges the making of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers; or

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in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Comcast and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Comcast of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers;

(2)	None of the following has occurred:

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the SEC has issued a stop order which would suspend the effectiveness of the registration statement of which this prospectus forms a part or the qualification of the applicable indenture governing the Exchange Notes under the Trust Indenture Act of 1939;

•	any general suspension of, or limitation on, trading in securities on any United States national securities exchanges or in the over the counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in the United States’ securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

(3)

The Trustee (as defined below) under our Indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the Exchange Offers, nor has the Trustee taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offers.

We expressly reserve the right to amend or terminate any Exchange Offer and to reject for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offers specified above. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part is not subject to a stop order or any proceedings for that purpose.

All conditions to the Exchange Offers must be satisfied or, where permitted, waived at or by the Expiration Date. In addition, we may in our absolute discretion, subject to applicable law, terminate any Exchange Offer for any other reason.

If any of the foregoing conditions are not satisfied, we may, at any time at or prior to the Expiration Date:

•	terminate any Exchange Offer and promptly return all tendered Original Notes with respect to that Exchange Offer to the respective tendering holders;

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modify, extend or otherwise amend any Exchange Offer and retain all tendered Original Notes with respect to that Exchange Offer until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•

waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part is not subject to a stop order or any proceedings for that purpose, with respect to any Exchange Offer and accept all Original Notes tendered and not previously validly withdrawn.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offers described in this prospectus. The participation in the Exchange Offers by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offers.

Procedures for Tendering Original Notes

If you hold Original Notes and wish to have those notes exchanged for Exchange Notes, you must validly tender (or cause the valid tender of) your Original Notes using the procedures described in this prospectus.

The procedures by which you may tender or cause to be tendered Original Notes will depend upon the manner in which you hold the Original Notes, as described below.

If you are a beneficial owner which holds Original Notes through Euroclear or Clearstream Luxembourg and wish to tender your Original Notes, you must instruct Euroclear or Clearstream Luxembourg, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream Luxembourg. You are encouraged to contact Euroclear and Clearstream Luxembourg directly to ascertain their procedure for tendering Original Notes.

Original Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Original Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Original Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Original Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Original Notes at DTC for purposes of the Exchange Offers.

Tenders of Original Notes will be accepted only in minimum denominations of $2,000 and multiples of $1,000 thereafter. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Original Notes must continue to hold Original Notes in at least the minimum authorized denomination of $2,000 principal amount.

Any DTC participant may tender Original Notes by effecting a book-entry transfer of the Original Notes to be tendered in the Exchange Offers into the account of the Exchange Agent at DTC and electronically transmitting its acceptance of the Exchange Offers through DTC’s ATOP procedures for transfer before the Expiration Date of the Exchange Offers. No letter of transmittal will be used in connection with the Exchange Offers. The valid electronic transmission of acceptance through ATOP shall constitute delivery of Original Notes in connection with the Exchange Offers.

DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Original Notes that the participant has received and agrees to be bound by the terms of the Exchange Offers and that Comcast may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the Exchange Offers.

An agent’s message, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the Expiration Date of the Exchange Offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of these documents to Comcast or DTC does not constitute delivery to the Exchange Agent.

Original Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Original Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering Original Notes—Original Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the Exchange Offers. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf at or prior to the Expiration Date in accordance with the terms of the Exchange Offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers.

Representations, Warranties, Acknowledgements and Undertakings

By tendering Original Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, a tendering holder of Original Notes:

•	acknowledges receipt of this prospectus (as it may be amended or supplemented from time to time), and agrees to all of the terms of the Exchange Offers;

•

understands, acknowledges and agrees that tenders of Original Notes pursuant to the Exchange Offers will, upon Comcast’s acceptance for exchange of such tendered Original Notes, constitute a binding agreement between such holder and Comcast upon the terms and subject to the conditions of the Exchange Offers;

•	irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Original Notes (with full knowledge that the Exchange

Agent also acts as the agent of Comcast and an affiliate of the Exchange Agent acts as Trustee under the Indenture), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Original Notes on the account books maintained by DTC with all accompanying evidences of transfer and authenticity to, or upon the order of, Comcast and (b) present such Original Notes for transfer on the books of Comcast and receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms of the Exchange Offers;

•

represents and warrants that such holder has full power and authority to tender, sell, assign and transfer the Original Notes tendered thereby and that Comcast will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by Comcast;

•

represents and agrees that such holder is not an “affiliate” of Comcast or the guarantors, any Exchange Notes to be received by such holder are being acquired in the ordinary course of its business and such holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such Exchange Notes;

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if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

•

undertakes, upon request, to execute and deliver any additional documents deemed by Comcast or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Original Notes tendered thereby;

•

understands, acknowledges and agrees that all authority herein conferred or agreed to be conferred through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP shall survive the death or incapacity of such holder and any obligation of such holder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of such holder;

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understands, acknowledges and agrees that for purposes of the Exchange Offers, Comcast shall be deemed to have accepted validly tendered Original Notes when and if Comcast has given oral or written notice thereof to the Exchange Agent;

•

understands, acknowledges and agrees that, subject to, and effective upon, the acceptance for exchange of the Original Notes tendered thereby, such holder thereby sells, assigns and transfers to, or upon the order of, Comcast, all right, title and interest in and to such Original Notes as are being tendered thereby upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time); and

•	understands, acknowledges and agrees that, except as stated in this prospectus in connection with a valid withdrawal, the tender of such holder’s Original Notes is irrevocable.

Comcast has agreed that, subject to the provisions of the Registration Rights Agreement, dated as of August 19, 2021, the prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer who acquired the Original Notes for its own account as a result of market making or other trading activities (a “participating broker-dealer”) in connection with resales of Exchange Notes received in exchange for Original Notes, where such Original Notes were acquired by such participating broker-dealer for its own account as a result of market-making activities or other trading activities, for a period ending 90 days after the Expiration Date or, if earlier, when all such Exchange Notes have been disposed of by such participating broker-dealer. In that regard, each participating broker-dealer, by tendering such Original Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, agrees that, upon receipt of notice from Comcast of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the prospectus untrue in any material respect or which causes the prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such participating broker-dealer will suspend the sale of Exchange Notes pursuant to the prospectus until Comcast has amended or supplemented the prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to the participating broker-dealer or Comcast has given notice that the sale of the Exchange Notes may be resumed, as the case may be. If Comcast gives such notice to suspend the sale of the Exchange Notes, it shall extend the 90-day period referred to above during which participating broker-dealers are entitled to use the prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the supplemented or amended prospectus necessary to permit resales of the Exchange Notes or to and including the date on which Comcast has given notice that the sale of Exchange Notes may be resumed, as the case may be.

By tendering Original Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, a tendering holder of Original Notes also acknowledges that the Exchange Offers are being made by Comcast based upon Comcast’s understanding of an interpretation by the staff of the SEC as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by holders thereof, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that: (1) such holders are not affiliates of Comcast or the guarantors within the meaning of Rule 405 under the Securities Act; (2) such Exchange Notes are acquired in the ordinary course of such holders’ business; (3) such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (4) such holders are not broker-dealers tendering Original Notes that have been acquired from Comcast for their own account. However, the staff of the SEC has not considered the Exchange Offers in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in other circumstances. If a holder of Original Notes is an affiliate of Comcast or the guarantors, acquires the Exchange Notes other than in the ordinary course of such holder’s business or is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offers, such holder could not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

No alternative, conditional, irregular or contingent tenders will be accepted. By tendering Original Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes.

Miscellaneous

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, none of we, the Exchange Agent or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers,” to terminate any Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:

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it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the Exchange Offers it had no arrangement with any person to participate in a distribution of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of our company; and

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if the holder is a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

No letter of transmittal will be used in connection with the Exchange Offers. The valid electronic transmission of acceptance through ATOP shall constitute delivery of Original Notes in connection with the Exchange Offers. There are no guaranteed delivery procedures for the Exchange Offers.

Withdrawal of Tenders

Tenders of Original Notes in the Exchange Offers may be validly withdrawn at any time prior to the Expiration Date.

Beneficial owners desiring to withdraw a tender of Original Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Original Notes. In order to withdraw Original Notes previously tendered, a DTC participant may, prior to the Expiration Date of the Exchange Offers, withdraw its instruction previously transmitted through ATOP by withdrawing its acceptance through ATOP.

Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offers. Validly withdrawn Original Notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering Original Notes” at or prior to the Expiration Date.

Exchange Agent

The Bank of New York Mellon has been appointed as Exchange Agent in connection with the Exchange Offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus, should be directed to the Exchange Agent at its offices at: The Bank of New York Mellon, as Exchange Agent, c/o BNY Mellon, Corporate Trust Operations—Reorganization Unit, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Tiffany Castor, Telephone Number: (315) 414-3034. The Exchange Agent’s e-mail address is CT_REORG_UNIT_INQUIRIES@bnymellon.com and facsimile number is (732) 667-9408.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We will pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the Exchange Agent and certain accounting and legal fees.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offers unless you instruct us to issue Exchange Notes, or request that Original Notes not tendered or accepted in the Exchange Offers be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with GAAP.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offers will be made only after timely receipt by the Exchange Agent of an agent’s message from DTC through ATOP and confirmation of book-entry transfer of such Original Notes, and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offers, certain registration rights under the Registration Rights Agreement will terminate.

In the event the Exchange Offers are completed, we generally will not be required to register the remaining Original Notes. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•

the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to Participation in the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

DESCRIPTION OF THE EXCHANGE NOTES AND THE GUARANTEES

The Exchange Notes will be our direct unsecured and unsubordinated obligations and will be fully and unconditionally guaranteed by Comcast Cable Communications and NBCUniversal, referred to as the guarantors, as described below. The Exchange Notes will be issued under an indenture dated as of September 18, 2013, entered into among us, the guarantors named therein and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of November 17, 2015, entered into among us, the guarantors, and The Bank of New York Mellon, as trustee (as amended, the “indenture”). The terms of the Exchange Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The indenture provides that we will have the ability to issue securities with terms different from those of the Exchange Notes. We also have the ability to “reopen” a series of Exchange Notes and issue additional notes of such series. Additional notes of such series will be consolidated with and form a single series with the notes then outstanding of such series; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Copies of the indenture and the form of Exchange Notes are available from us upon request.

The following is a summary of the material provisions of the indenture, the Exchange Notes and the guarantees. Because this is a summary, it may not contain all the information that is important to you. For further information, you should read the Exchange Notes and the indenture.

Basic Terms of the Exchange Notes

The Exchange Notes:

•	will rank equally with all of our other unsecured and unsubordinated debt and will be entitled to the benefits of the guarantees described below;

•

will be issued in an aggregate principal amount of 2051 Exchange Notes, 2056 Exchange Notes and 2063 Exchange Notes not to exceed the aggregate principal amount of the 2051 Original Notes, 2056 Original Notes and 2063 Original Notes, respectively, validly tendered and accepted for exchange in the Exchange Offers, comprised as follows:

•

2.887% 2051 Exchange Notes, maturing on November 1, 2051 with interest payable semiannually on each May 1 and November 1, beginning November 1, 2022, to holders of record on the preceding April 15 and October 15;

•

2.937% 2056 Exchange Notes, maturing on November 1, 2056 with interest payable semiannually on each May 1 and November 1, beginning November 1, 2022, to holders of record on the preceding April 15 and October 15; and

•

2.987% 2063 Exchange Notes, maturing on November 1, 2063 with interest payable semiannually on each May 1 and November 1, beginning November 1, 2022, to holders of record on the preceding April 15 and October 15; and

•	are issuable in fully registered form, in denominations of $2,000 and multiples of $1,000 in excess thereof.

Interest Payments

Interest for the Exchange Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Exchange Notes will accrue from the most recent date to which interest on the Original Notes has been paid (May 1, 2022) and will be payable semiannually on the interest payment dates described for each year.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date, and no interest will accrue in respect of the delay.

For more information on payment and transfer procedures for the Exchange Notes, see “—Book-Entry System” and “—Same Day Payment.”

Guarantees

Our obligations under the Exchange Notes and the indenture, including, without limitation, the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the guarantors. The guarantees will rank equally with all other general unsecured and unsubordinated obligations of the guarantors.

The guarantees will not contain any restrictions on the ability of any guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that guarantor’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that guarantor.

Optional Redemption

We will have the right at our option to redeem any of the Exchange Notes of each series in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of Exchange Notes, at the applicable Redemption Price.

“Redemption Price” means:

(a) with respect to the 2051 Exchange Notes, at any time prior to May 1, 2051 (six months prior to the maturity of the 2051 Exchange Notes) (the “2051 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2051 Par Call Date, in each case discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points; provided that, if the 2051 Exchange Notes are redeemed on or after the 2051 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

(b) with respect to the 2056 Exchange Notes, at any time prior to May 1, 2056 (six months prior to the maturity of the 2056 Exchange Notes) (the “2056 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2056 Par Call Date, in each case discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points; provided that, if the 2056 Exchange Notes are redeemed on or after the 2056 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

(c) with respect to the 2063 Exchange Notes, at any time prior to May 1, 2063 (six months prior to the maturity of the 2063 Exchange Notes) (the “2063 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2063 Par Call Date, in each case discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points; provided that, if the 2063 Exchange Notes are redeemed on or after the 2063 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

plus, in each case, accrued and unpaid interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Exchange Notes to be redeemed calculated as if the maturity date of such series of Exchange Notes were the applicable Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC or their affiliates which are primary United States government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the Exchange Notes or any portion of the Exchange Notes called for redemption (unless we default in the payment of the Redemption Price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the Redemption Price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the Exchange Notes to be redeemed on such date. If less than all of the Exchange Notes of any series are to be redeemed, the Exchange Notes to be redeemed shall be selected by lot (provided that interests in Exchange Notes represented by a Global Note will be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor). Additionally, we may at any time repurchase Exchange Notes in the open market and may hold or surrender such Exchange Notes to the trustee for cancellation.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption prior to maturity or sinking fund payments for the Exchange Notes.

Additional Debt

The indenture does not limit the amount of debt we may issue under the indenture or otherwise.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to an Obligor, the sum of the following as of the date of determination:

(a) the aggregate principal amount of such Obligor’s Indebtedness incurred after the date of initial issuance of the senior debt securities and secured by Liens not permitted by the first sentence under “—Certain Covenants—Limitation on Liens Securing Indebtedness”; and

(b) such Obligor’s Attributable Liens in respect of sale and leaseback transactions entered into after the date of the initial issuance of the senior debt securities pursuant to the second paragraph of “—Certain Covenants—Limitation on Sale and Leaseback Transactions.”

“Attributable Liens” means in connection with a sale and leaseback transaction of an Obligor the lesser of:

(a) the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors (in our case) or the equivalent governing body of any guarantor); and

(b) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the senior debt security) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired by such Person or leased and used in its business that would be required to be recorded as a capital lease in accordance with GAAP as in effect as of the date of the indenture, whether entered into before or after the date of the indenture.

“Consolidated Net Worth” of any Person means, as of any date of determination, stockholders’ equity or members’ capital of such Person as reflected on the most recent consolidated balance sheet of such Person and prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States as of (i) the date of the indenture, for purposes of the definition of “Capital Lease” and (ii) the date of determination, for all other purposes under the indenture.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Obligor” means us and the guarantors.

“Permitted Liens” means, with respect to an Obligor:

(a) Liens on any of such Obligor’s assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(b) (i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, provided that with respect to this clause (i) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (ii) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by such Obligor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach, and (iii) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (b);

(c) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(d) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on such Obligor’s books in conformity with GAAP;

(e) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(f) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing hedging obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect such Obligor from fluctuations in interest rates, currencies, equities or the price of commodities;

(g) Liens in favor of us or any guarantor;

(h) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(j) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(k) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which such Obligor is a party as lessee, provided that the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(l) Liens consisting of deposits of Property to secure such Obligor’s statutory obligations in the ordinary course of our business;

(m) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which such Obligor is a party in the ordinary course of its business, but not in excess of $25,000,000;

(n) Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(o) Liens permitted under sale and leaseback transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(p) Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations of all Obligors secured thereby does not exceed $300,000,000 at any one time;

(q) Liens securing any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to the applicable Obligor;

(r) Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(s) Take-or-pay obligations arising in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means with respect to any Person any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Certain Covenants

We and the guarantors have agreed to some restrictions on our activities for the benefit of holders of all series of senior debt securities issued under the indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the senior debt securities are outstanding.

The indenture does not contain any financial covenants other than those summarized below and does not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, the indenture will not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.

Limitation on Liens Securing Indebtedness

With respect to the senior debt securities of each series, each Obligor will covenant under the indenture not to create or incur any Lien on any of its Properties, whether owned at the time the indenture is executed or acquired afterward, in order to secure any of its Indebtedness, without effectively providing that the senior debt securities of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

•	Liens existing as of the date of initial issuance of the senior debt securities of such series;

•	Liens granted after the date of initial issuance of the senior debt securities of such series, created in favor of the registered holders of the senior debt securities of such series;

•

Liens securing such Obligor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the lien restriction covenant of the indenture, so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

•	Permitted Liens.

Notwithstanding the restrictions above, any Obligor may, without securing the senior debt securities of any series, create or incur Liens which would otherwise be subject to the restrictions set forth above, if after giving effect to those Liens, the Obligor’s Aggregate Debt together with the Aggregate Debt of each other Obligor does not exceed the greater of (i) 15% of Comcast’s Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of Comcast’s Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series; provided that Liens created or incurred pursuant to the terms described in this paragraph may be extended, renewed or replaced so long as the amount of Indebtedness secured by such Liens is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt of such Obligor.

Limitation on Sale and Leaseback Transactions

With respect to the senior debt securities of each series, each Obligor will covenant under the indenture not to enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether owned at the time the indenture is executed or acquired afterward, unless:

•	such transaction was entered into prior to the date of the initial issuance of the senior debt securities of such series;

•	such transaction was for the sale and leasing back to such Obligor of any Property by one of its Subsidiaries;

•	such transaction involves a lease for less than three years;

•

such Obligor would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and leaseback transaction without equally and ratably securing the senior debt securities of such series pursuant to the first paragraph of “—Limitation on Liens Securing Indebtedness” above; or

•

such Obligor applies an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of its long-term Indebtedness within 365 days of the effective date of any such sale and leaseback transaction. In lieu of applying such amount to such retirement, such Obligor may deliver senior debt securities to the trustee therefor for cancellation, such senior debt securities to be credited at the cost thereof to the Obligor.

Notwithstanding the previous paragraph (including the bulleted list), any Obligor may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions with respect to the senior debt securities of any series if after giving effect thereto and at the time of determination, its Aggregate Debt together with the Aggregate Debt of all other Obligors does not exceed the greater of (i) 15% of Comcast’s Consolidated Net Worth calculated as of the closing date of the sale and leaseback transaction and (ii) 15% of Comcast’s Consolidated Net Worth calculated as of the date of initial issuance of the Exchange Notes of such series.

Consolidation, Merger and Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person or Persons (other than a transfer or other disposition of assets to any of our wholly owned Subsidiaries), in a single transaction or through a series of transactions, unless:

•

we shall be the continuing Person or, if we are not the continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company or limited liability company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any State or territory thereof or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the senior debt securities and the indenture and will execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet above shall not be applicable to:

•

the merger or consolidation of us with an affiliate if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary pursuant to Section 1924(b)(4) (or any successor provision) of the Business Corporation Law of the State of Pennsylvania or Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for us, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder (including the Exchange Notes).

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Information

We will furnish to the trustee any document or report we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the trustee for purposes of this covenant. Delivery of the reports, information and documents required by this section to be delivered to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Modification and Waiver

We, the guarantors and the trustee may amend or modify the indenture or the senior debt securities of any series issued under the indenture without notice to or the consent of any holder in order to:

•	cure any ambiguities, omissions, defects or inconsistencies in the indenture in a manner that does not adversely affect the interests of the holders in any material respect;

•	make any change that would provide any additional rights or benefits to the holders of the senior debt securities;

•	provide for or add guarantors with respect to the senior debt securities;

•	secure the senior debt securities of any series;

•	establish the form or terms of senior debt securities of any series;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our or their obligations to holders of any outstanding senior debt securities in compliance with the applicable provisions of the indenture;

•	qualify the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Exchange Notes and Guarantees”; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the senior debt securities of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the senior debt securities of all series and the debt securities of all other series outstanding under the indenture that are affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to the debt securities of any series issued under the indenture (including the Exchange Notes) may be waived by written notice to us and the trustee by the holders of a majority in aggregate principal amount of the debt securities of all series outstanding under the indenture that are affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of such affected senior debt security:

•	reduce the principal amount, or extend the fixed maturity, of the senior debt securities of such series or alter or waive the redemption provisions of the senior debt securities of such series;

•

impair the right of any holder of the senior debt securities of such series to receive payment of principal or interest on the senior debt securities of such series on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of senior debt securities of such series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the senior debt securities of such series;

•	waive a payment default with respect to the senior debt securities of such series;

•	reduce the interest rate or extend the time for payment of interest on the senior debt securities of such series; or

•	adversely affect the ranking of the senior debt securities of such series.

An amendment, supplemental indenture or waiver which changes, eliminates or waives any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

Events of Default

Each of the following will constitute an event of default in the indenture with respect to the senior debt securities of any series issued under the indenture:

(1)	default in paying interest on the senior debt securities of such series when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal on the senior debt securities of such series when due;

(3)

default by any Obligor in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class);

(4)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any Obligor have occurred; or

(5)	any guarantee shall not be (or shall be claimed by the relevant guarantor not to be) in full force and effect.

If an event of default (other than an event of default specified in clause (4) above) under the indenture occurs and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest.

If an event of default under the indenture specified in clause (4) occurs and is continuing, then the entire principal amount of the outstanding senior debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of the outstanding senior debt securities of any series (each such series voting as a separate class) may rescind this accelerated payment requirement with respect to the senior debt securities of such series if all existing events of default with respect to the senior debt securities of such series, except for nonpayment of the principal and interest on the senior debt securities of such series that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel have been paid.

The holders of a majority in principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class) may, by written notice to us and the trustee, also waive past defaults, except a default in paying principal or interest on any outstanding senior debt security of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all affected holders of the senior debt securities of such series.

The holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity reasonably satisfactory to the trustee, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this request and offer of indemnity. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the senior debt securities of all affected series and the debt securities of all other affected series then outstanding. These limitations do not apply, however, to a suit instituted by a holder of the senior debt securities of any affected series for the enforcement of the payment of principal or interest on or after the due dates for such payment.

During the existence of an event of default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the senior debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture, and use the same degree of care and skill in its exercise, as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs with respect to the senior debt securities of any series, give notice of the default to the holders of the senior debt securities of such series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture within 120 days of the end of each fiscal year.

Discharge and Defeasance

We may terminate our obligations and the obligations of the guarantors under the indenture with respect to the senior debt securities of any series and the guarantees of such series of senior debt securities, when:

•	either:

•	all the senior debt securities of such series that have been authenticated and delivered have been canceled or delivered to the trustee for cancellation; or

•

all the senior debt securities of such series issued that have not been canceled or delivered to the trustee for cancellation have become due and payable, are by their terms to become due and payable at final maturity within one year, or are to be called for redemption within one year, under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the senior debt securities of such series to pay principal and interest;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the senior debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of such series have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the senior debt securities of any series and the obligations of the guarantors discharged with respect to the guarantees of such senior debt securities (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the senior debt securities of a series, except for:

•	the rights of holders of the senior debt securities of such series to receive principal or interest when due;

•

our obligations with respect to the senior debt securities of such series concerning issuing temporary senior debt securities, registration of transfer and exchange of senior debt securities, substitution of mutilated, defaced, destroyed, lost or stolen senior debt securities and the maintenance of an office or agency for payment of the senior debt securities of such series;

•	the rights, powers, trusts, duties and immunities of the trustee and the provisions relating to the resignation and removal of the trustee and the appointment of a successor trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our and the guarantors’ obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If covenant defeasance occurs, certain events, not including nonpayment, bankruptcy and insolvency events, described under “—Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding senior debt securities and guarantees of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the senior debt securities of such series:

•	cash;

•	U.S. Government Obligations (measured with respect to the scheduled payments of principal and interest thereon); or

•	a combination of cash and U.S. Government Obligations;

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest due on or prior to maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, due on or prior to the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the beneficial owners of the senior debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the senior debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding senior debt securities of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all senior debt securities of such series were in default within the meaning of such act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), the guarantees or any other material agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

The indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement contained in the indenture, the guarantees or in any note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of us, any guarantor, or of any of their respective successors, either directly or through us, any guarantor, or of any of their respective successors, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the senior debt securities by the holders thereof and as part of the consideration for the issue of the senior debt securities.

Concerning the Trustee

Except during the continuance of an event of default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an event of default of which certain officers of the trustee shall have actual knowledge or shall have received written notice from us or any holder of our senior debt securities of any series has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee

We may have normal banking relationships with the trustee under the indenture in the ordinary course of business.

Governing Law

The indenture, including any guarantee, and the Exchange Notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

We will initially issue the Exchange Notes in the form of one or more global notes (the “Global Notes”). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder may hold beneficial interests in the Global Notes directly through DTC if such holder has an account with DTC or indirectly through organizations which have accounts with DTC, including Euroclear and Clearstream.

Holders may hold interests in the Exchange Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

DTC

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the

New York Uniform Commercial Code and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by DTC, upon the deposit of the Global Notes with DTC, DTC will credit on its book-entry registration and transfer system the principal amount of Exchange Notes represented by such Global Notes to the accounts of participants. Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). All interests in a Global Note deposited with DTC are subject to the procedures and requirements of DTC.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

So long as DTC (or its nominee) is the registered holder and owner of a Global Note, DTC (or such nominee) will be considered the sole legal owner and holder of the notes evidenced by such Global Note for all purposes of such notes and the indenture. Except as set forth below under “—Certificated Notes,” as an owner of a beneficial interest in a Global Note, you will not be entitled to have the notes represented by such Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any notes under such Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, premium, if any, and interest on the Exchange Notes represented by the Global Notes registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Notes.

We expect that DTC (or its nominee), upon receipt of any payment of principal of, premium, if any, or interest on the Global Notes will credit the accounts of their relevant participants or account holders, as applicable, with payments in amounts proportionate to their respective beneficial interests in the principal amount of the applicable Global Note as shown on the records of DTC (or its nominee). We also expect that payments by participants or indirect participants or account holders, as applicable, to owners of beneficial interests in the Global Notes held through such participants or indirect participants or account holders will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants or account holders, as applicable. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants, or the relationship between such participants or indirect participants, and the owners of beneficial interests in the Global Notes owning through such participants.

All amounts payable under the notes will be payable in U.S. dollars, except as may otherwise be agreed between any applicable securities clearing system and any holders. Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of any applicable securities clearing system) applicable thereto. None of the trustee, us, the guarantors or any of our or their respective agents shall be liable to any holder of a Global Note or other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection therewith. Investors may be subject to foreign exchange risks that may have important economic and tax consequences to them.

Certificated Notes

Subject to certain conditions, the Exchange Notes represented by the Global Notes are exchangeable for certificated Exchange Notes in definitive form of like tenor in denominations of $2,000 principal amount and multiples of $1,000 in excess thereof if:

(1)

DTC provides notification that it is unwilling or unable to continue as depositary for the Global Notes or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days;

(2)	we in our discretion at any time determine not to have all the Exchange Notes represented by the Global Notes; or

(3)	a default entitling the holders of the applicable Exchange Notes to accelerate the maturity thereof has occurred and is continuing.

Any Exchange Note that is exchangeable as above is for certificated Exchange Notes issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of DTC (or its nominee).

Same-Day Payment

The indenture requires payments to be made in respect of the applicable Exchange Notes represented by the Global Notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the holder thereof or, if no such account is specified, by mailing a check to such holder’s registered address.

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose within the City and State of New York (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable notes, provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Original Notes for Exchange Notes in the Exchange Offers will not result in any United States federal income tax consequences to holders. The tax consequences of holding the Exchange Notes are identical to those of holding the Original Notes. Accordingly, when a holder exchanges an Original Note for an Exchange Note in the Exchange Offer, the holder will have the same adjusted basis and holding period in the Exchange Note as in the Original Note immediately before the exchange, and the Exchange Note will have the same adjusted issue price as the adjusted issue price of the Original Note immediately before the exchange.

PLAN OF DISTRIBUTION

If you want to participate in the Exchange Offers, you must represent, among other things, that you:

•	are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	are acquiring the Exchange Notes in the ordinary course of your business;

•	have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	are not an “affiliate” as defined under Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “Summary—The Exchange Offers—Resale of Exchange Notes” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers will be deemed to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. Comcast has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

Comcast will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, Comcast will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

THE EXCHANGE AGENT

The Bank of New York Mellon has been appointed as the Exchange Agent for the Exchange Offers. All correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Original Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus.

Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the Exchange Agent at the address and telephone numbers listed below. Holders of Original Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers.

We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The address for The Bank of New York Mellon is:

The Bank of New York Mellon, as Exchange Agent

c/o BNY Mellon

Corporate Trust Operations—Reorganization Unit

2001 Bryan Street, 10th Floor

Dallas, Texas 75201

Attention: Tiffany Castor

Telephone: (315) 414-3034

Fax: (732) 667-9408

E-mail: CT_REORG_UNIT_INQUIRIES@bnymellon.com

Questions and requests for assistance related to the Exchange Offers or for additional copies of this prospectus may be directed to the Exchange Agent at the telephone number and address listed above.

TRANSMISSION OF INSTRUCTIONS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THAT OF THE EXCHANGE AGENT AS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS DOES NOT CONSTITUTE VALID DELIVERY.

VALIDITY OF SECURITIES

As to matters governed by Pennsylvania law, Elizabeth Wideman, Esquire, Senior Vice President, Senior Deputy General Counsel and Assistant Secretary of Comcast, and as to matters governed by New York and Delaware law, Davis Polk & Wardwell LLP, will pass upon the validity of the securities on our behalf and on behalf of the guarantors, although we may use other counsel, including our employees, to do so.

EXPERTS

The financial statements of Comcast Corporation as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of Comcast Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

OFFERS TO EXCHANGE

PROSPECTUS

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon

By Facsimile (Eligible Institutions Only):

(732) 667-9408

By Mail or Hand:

c/o BNY Mellon

Corporate Trust Operations—Reorganization Unit

2001 Bryan Street, 10th Floor

Dallas, Texas 75201

Attention: Tiffany Castor

Telephone: (315) 414-3034

E-mail: CT_REORG_UNIT_INQUIRIES@bnymellon.com

Requests for additional copies of this prospectus may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

Until July 24, 2022, all dealers that effect transactions in the Exchange Notes, whether or not participating in the Exchange Offers, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.